Exhibit 10.1

COMMON SHARE OPTION CANCELLATION AND FORFEITURE AGREEMENT

This Common Share Option Cancellation, Forfeiture Agreement (hereinafter “Agreement”), dated as of August 9, 2010, and effective as of the Effective Date (as defined herein), is made between Cott Corporation (the “Company”) and Jerry Fowden (the “Optionee”).

WHEREAS, pursuant to that certain Employment Offer Letter, dated as of February 18, 2009, between the Company and the Optionee (the “Employment Agreement”), the Company granted an option to the Optionee to purchase 250,000 common shares of the Company (“Common Shares”) on February 18, 2010 (the “2010 Option”); and the Company is required to grant an option to the Optionee to purchase 250,000 Common Shares on February 18, 2011 (the “2011 Option”), each pursuant to the terms of the Restated 1986 Common Share Option Plan (the “1986 Option Plan”); and

WHEREAS, 62,500 Common Shares of the 2010 Option have vested and additional Common Shares of the 2010 Option or the 2011 Option may vest prior to the Effective Date; and

WHEREAS, the Optionee has requested that the Company cancel the 2010 Option, the Optionee desires to forfeit the 2011 Option and all rights thereunder, and the Company has agreed to such cancellation and forfeiture, effective as of the Effective Date.

NOW, THEREFORE, the Company and the Optionee agree as follows:

1. Option Cancellation and Forfeiture. The 2010 Option is hereby cancelled, effective as of the Effective Date. Upon such cancellation, the Optionee shall have no further rights to exercise the 2010 Option or to acquire Common Shares pursuant to the 2010 Option. Such cancellation shall include the cancellation of the 62,500 Common Shares of the 2010 Option that have vested and shall also include the cancellation of additional Common Shares of the 2010 Option or the 2011 Option that may vest prior to the Effective Date. The Optionee hereby agrees to forfeit, effective as of the Effective Date, his right to receive the 2011 Option under the Employment Agreement and the 1986 Option Plan. Upon such forfeiture, the Optionee shall have no further rights to exercise the 2011 Option or to acquire Common Shares pursuant to the 2011 Option. The cancellation and forfeiture set forth in this Section 1 shall not affect the option to purchase 250,000 Common Shares granted by the Company to the Optionee on February 18, 2009 pursuant to the Employment Agreement.

2. Cancellation and Forfeiture Payment. As a payment in lieu of whatever benefits, if any, to which the Optionee may be entitled under the 2010 Option or the 2011 Option, and in exchange for the release of claims and covenants contained herein, the Company shall pay the Optionee the amount of $1 on the Effective Date.

3. Optionee Release. Performance by the Company under this Agreement and the delivery of the good and valuable consideration described herein is conditioned upon the Optionee executing and delivering on the Effective Date a Waiver and Release in the form attached hereto as Exhibit A.

4. Effective Date. As used in this Agreement, “Effective Date” shall mean the earlier to occur of (i) the date that the Company obtains all approvals of this Agreement and the transactions contemplated hereby, if any, required by applicable regulations, or (ii) the date on which the Company determines that such approval is not necessary.

5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Optionee and their respective successors, heirs, and legal representatives. The Optionee’s signature below on this Agreement affirms that he has read and understands all provisions of this Agreement and agrees to comply with all terms hereof.

6. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Optionee and contains all the agreements between them with respect to the subject matter hereof; provided, however, that except to the extent set forth herein, this Agreement shall not affect any other agreements existing between the Company and the Optionee, including but not limited to the Employment Agreement, and provided further that, notwithstanding anything to the contrary herein, the Optionee shall remain eligible to receive future equity compensation awards from the Company.

7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to principles of conflict of laws.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

COMPANY:

Cott Corporation

By:	/s/ Michael Creamer
Name:	Michael Creamer
Its:	Vice President - People

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Its:	Vice President, General Counsel and Secretary

OPTIONEE:

Jerry Fowden

By:	/s/ Jerry Fowden
Name:	Jerry Fowden

Exhibit A

WAIVER AND RELEASE

Pursuant to that certain Common Share Option Cancellation and Forfeiture Agreement between the undersigned Optionee and Cott Corporation (the “Company”) dated as of     , 2010 (the “Agreement”), Optionee has agreed as a condition of the Company’s performance under the Agreement to execute and deliver this Waiver and Release. For good and valuable consideration under the Agreement, the receipt and sufficiency of which is hereby acknowledged, the Optionee hereby waives his rights under, and releases and discharges fully and forever the Company and its officers, directors and shareholders and each of its and their predecessors and successors from any and all present or future claims, demands, and causes of action arising from or in connection with, the 2010 Option or the 2011 Option, as such terms are defined in the Agreement.

Date:

OPTIONEE:

Jerry Fowden

By:
Name:	Jerry Fowden